Exhibit 99.1
Press Release
For Immediate Release
Beazer Homes Reports Fourth Quarter and Full Year Fiscal 2009 Results
ATLANTA, November 10, 2009 — Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the fiscal quarter and year ended September 30, 2009. Commencing with the fiscal quarter ended September 30, 2009, the Company has classified the results of operations historically included in its “Other Homebuilding” segment as discontinued operations in its consolidated statements of operations for all periods presented. Summary results of the quarter and fiscal year from continuing operations are as follows:
Quarter Ended September 30, 2009
•	Income from continuing operations of $35.3 million, or $0.87 per diluted share, including non-cash pre-tax charges of $29.9 million for inventory impairments and abandonment of land option contracts. The results also include a pre-tax gain on early extinguishment of debt of $89.3 million, as further described below. For the fourth quarter of the prior fiscal year, the Company reported a loss from continuing operations of $(453.8) million, or $(11.77) per share.

•	Total revenue: $376.3 million, compared to $649.8 million in the fourth quarter of the prior year.

•	Home closings from continuing operations: 1,685 homes, a decrease year-over-year of 24.3%.

•	New orders from continuing operations: 1,012 homes, an increase year-over-year of 2.4%.

•	Cancellation rate improved to 34.7% in the fourth quarter compared to 46.3% in the fourth quarter of the prior year.

•	Gross profit margin of 6.6% (14.6% without impairments and abandonments), compared to -0.7% (7.1% without impairments and abandonments) in the fourth quarter of the prior year.

•	During the quarter, the Company repurchased $269.3 million of senior notes for an aggregate purchase price of $189.5 million or an average price of 70.4%, resulting in a pre-tax gain on early extinguishment of debt of $75.0 million.

•	During the quarter, the Company negotiated a reduced payoff of one of its secured notes payable resulting in a pre-tax gain on early extinguishment of debt of $14.3 million.
Fiscal Year Ended September 30, 2009
•	Loss from continuing operations of $(178.0) million, or $(4.60) per share, including non-cash pre-tax charges of $97.0 million for inventory impairments and abandonment of land option contracts, $13.8 million for impairments in joint ventures and $16.1 million for goodwill impairments. The results also include a non-cash deferred tax valuation allowance of $52.8 million and a pre-tax gain on extinguishment of debt of $144.5 million. For the prior fiscal year, the Company reported a loss from continuing operations of $(800.8) million, or $(20.77) per share.

•	Total revenue: $1.01 billion, compared to $1.81 billion in the prior year.

•	Home closings from continuing operations: 4,330 homes, a decrease year-over-year of 35.3%.

•	New orders from continuing operations: 4,205 homes, a decrease year-over-year of 22.2%.

•	Cancellation rate improved to 31.4% in fiscal 2009, compared to 39.6% in fiscal 2008.

•	Gross profit margin of 2.1% (11.7% without impairments and abandonments) for the fiscal year, compared to -12.9% (9.5% without impairments and abandonments) the prior fiscal year.

•	During the fiscal year, the Company repurchased $384.8 million of senior notes for an aggregate purchase price of $247.7 million or an average price of 64.4%, resulting in a pre-tax gain on early extinguishment of debt of $130.2 million.
As of September 30, 2009
•	Total cash and cash equivalents: $556.8 million, including restricted cash of $49.5 million.

•	Backlog: 1,193 homes with a sales value of $280.8 million compared to 1,318 homes with a sales value of $318.4 million as of September 30, 2008.
Ian J. McCarthy, President and Chief Executive Officer, said, “Following difficult market conditions throughout fiscal 2009, we were pleased to finish the year with a fourth quarter year-over-year increase in net new home orders from continuing operations, improved gross margins and a significant cash balance. During the quarter, we experienced some moderation in negative market trends, with attractive interest rates, historically high housing affordability and the federal tax credit attracting more prospective buyers to purchase a new home. Nonetheless, elevated unemployment and rising foreclosure activity make it difficult to predict when and to what extent the housing market will sustainably recover. In light of the difficult market conditions, we will maintain a disciplined operating approach, focused on gradually improving profitability and protecting our liquidity.”
Results for the Quarter Ended September 30, 2009
Homebuilding revenues from continuing operations declined 30.8% in the September quarter, due to a 24.3% decline in home closings and an 8.6% decline in the average selling price of homes closed compared to the same period of the prior year. Net new home orders from continuing operations increased 2.4% compared to the fourth quarter of last year, driven by a 35.5% increase in new orders in the East segment. The cancellation rate for the fourth quarter improved to 34.7%, compared to 46.3% a year ago.
Overall, margins continued to be negatively impacted by weak market conditions, impacting both closing volumes and pricing, and by non-cash pre-tax charges for inventory impairments and lot option abandonments of $29.7 million and $0.2 million, respectively. Compared to the fourth quarter of the prior year, however, gross profit margin improved to 6.6% (14.6% without impairments and abandonments), compared to -0.7% (7.1% without impairments and abandonments) in the fourth quarter of the prior year.
The Company controlled 30,638 lots at September 30, 2009 (83% owned and 17% controlled under options), including 762 owned lots in discontinued operations. This reflects a reduction of 22.7% from the level at September 30, 2008.
As of September 30, 2009, unsold finished homes totaled 270, a decline of approximately 34% from the level a year ago. The Company substantially reduced its land and land development spending in fiscal 2009, which totaled $198.8 million, compared to $333.4 million in fiscal 2008.

Liquidity and Liability Management Initiatives
At September 30 2009, the Company had cash and cash equivalents of $556.8 million, including restricted cash of $49.5 million to collateralize outstanding letters of credit.
As previously reported, on September 11, 2009, the Company issued and sold $250 million aggregate principal amount of 12% Senior Secured Notes due 2017 at an issue price of 89.50%, resulting in net proceeds to the Company of $220 million, which were used to replenish cash that had been used to fund open market repurchases of outstanding senior notes that it had made or agreed to make since April 1, 2009.
During the fourth fiscal quarter, the Company repurchased $269.3 million of outstanding senior notes for an aggregate purchase price of $189.5 million, or an average price of 70.4%, plus accrued and unpaid interest. These repurchases resulted in a pre-tax gain on the extinguishment of debt of approximately $75.0 million. As previously reported, in August 2009, the Company also negotiated a reduced payoff of one of its secured notes payable relating to a joint venture which was previously consolidated by the Company, resulting in a pre-tax gain on early extinguishment of debt of $14.3 million.
The Company also announced its intention to file a Form S-3 Universal Shelf registration statement under which it may offer, from time to time, senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts or stock purchase units. However, the Company is not pursuing any particular offering under the registration at this time.
Conference Call
The Company will hold a conference call today, November 10, 2009, at 10:00 am ET to discuss these results and take questions. Interested parties may listen to the conference call and view the Company’s slide presentation over the internet by going to the “Investor Relations” section of the Company’s website at www.beazer.com. To access the conference call by telephone, listeners should dial 877-601-3546 or 212-547-0388. To be admitted to the call, verbally supply the passcode “BZH”. A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-423-4776 or 203-369-0842 and enter the passcode “3740”. (available until 5:00 pm ET on November 17, 2009), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various putative class action lawsuits, the derivative claims, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and other settlement agreements and consent orders with governmental authorities; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates and inflation; (iv) continued or increased downturn in the homebuilding industry; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vi) continued or increased disruption in the availability of mortgage financing; (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (viii) potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) shortages of or increased prices for labor, land or raw materials used in housing production; (xi) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xii) the performance of our joint ventures and our joint venture partners; (xiii) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xiv) the cost and availability of insurance and surety bonds; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xvii) effects of changes in accounting policies, standards, guidelines or principles; or (xviii) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACT: Beazer Homes USA, Inc.
Leslie H. Kratcoski
Vice President,
Investor Relations & Corporate Communications
770-829-3700
lkratcos@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
INCOME STATEMENT
Total revenue	$376,348	$649,795	$1,005,212	$1,813,513
Home construction and land sales expenses	321,550	603,433	887,407	1,641,270
Inventory impairments and option contract abandonments	29,887	50,902	96,998	406,168

Gross profit (loss)	24,911	(4,540)	20,807	(233,925)

Selling, general and administrative expenses	58,272	89,233	228,079	309,320
Depreciation & amortization	5,802	8,602	18,736	24,708
Goodwill impairment	—	—	16,143	48,105

Operating loss	(39,163)	(102,375)	(242,151)	(616,058)
Equity in loss of unconsolidated joint ventures	(112)	(1,483)	(13,303)	(76,552)
Gain on early extinguishment of debt	89,289	—	144,503	—
Other expense, net	(15,881)	(16,049)	(75,595)	(36,505)

Income (loss) from continuing operations before income taxes	34,133	(119,907)	(186,546)	(729,115)
Income tax (benefit) provision	(1,167)	333,928	(8,531)	71,655

Income (loss) from continuing operations	$35,300	$(453,835)	$(178,015)	$(800,770)

Loss from discontinued operations, net of tax	(1,509)	(20,106)	(11,368)	(151,142)

Net income (loss)	$33,791	$(473,941)	$(189,383)	$(951,912)

Income (loss) per common share from continuing operations:
Basic	$0.91	$(11.77)	$(4.60)	$(20.77)

Diluted	0.87	(11.77)	(4.60)	(20.77)

Loss per common share from discontinued operations:
Basic	(0.04)	(0.52)	(0.30)	(3.92)

Diluted	(0.04)	(0.52)	(0.30)	(3.92)

Net income (loss) per common share:
Basic	0.87	(12.29)	(4.90)	(24.69)

Diluted	$0.84	$(12.29)	$(4.90)	$(24.69)

Weighted average shares outstanding, in thousands:
Basic	38,753	38,561	38,688	38,549
Diluted	41,865	38,561	38,688	38,549
Interest Data:

	Quarter Ended		Fiscal Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
Capitalized interest in inventory, beginning of period	$44,386	$68,458	$45,977	$87,560
Interest incurred	30,422	34,445	133,481	139,659
Capitalized interest impaired	(1,263)	(1,327)	(3,376)	(13,795)
Interest expense not qualified for capitalization and included as other expense	(17,044)	(19,319)	(83,030)	(55,185)
Capitalized interest amortized to house construction and land sales expense	(18,163)	(36,280)	(54,714)	(112,262)

Capitalized interest in inventory, end of period	$38,338	$45,977	$38,338	$45,977

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	September 30,
	2009	2008
CONSOLIDATED BALANCE SHEETS
Assets
Cash and cash equivalents	$507,339	$584,334
Restricted cash	49,461	297
Accounts receivable (net of allowance of $7,545 and $8,915, respectively)	28,405	46,555
Income tax receivable	9,922	173,500
Inventory
Owned inventory	1,265,441	1,545,006
Consolidated inventory not owned	53,015	106,655

Total inventory	1,318,456	1,651,661
Investments in unconsolidated joint ventures	30,124	33,065
Deferred tax assets, net	7,520	20,216
Property, plant and equipment, net	25,939	39,822
Goodwill	—	16,143
Other assets	52,244	76,206

Total assets	$2,029,410	$2,641,799

Liabilities and Stockholders’ Equity
Trade accounts payable	$70,285	$90,371
Other liabilities	227,315	358,592
Obligations related to consolidated inventory not owned	26,356	70,608
Senior Notes (net of discounts of $27,257 and $2,565, respectively)	1,362,902	1,522,435
Junior subordinated notes	103,093	103,093
Other secured notes payable	12,543	50,618
Model home financing obligations	30,361	71,231

Total liabilities	1,832,855	2,266,948

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	—	—
Common stock (par value $0.001 per share, 80,000,000 shares authorized, 43,150,472 and 42,612,801 issued and 39,793,316 and 39,270,038 outstanding, respectively)	43	43
Paid-in capital	568,019	556,910
Retained earnings (accumulated deficit)	(187,538)	1,845
Treasury stock, at cost (3,357,156 and 3,342,763 shares, respectively)	(183,969)	(183,947)

Total stockholders’ equity	196,555	374,851

Total liabilities and stockholders’ equity	$2,029,410	$2,641,799

Inventory Breakdown
Homes under construction	$219,724	$338,971
Development projects in progress	487,457	572,275
Land held for future development	417,834	407,320
Land held for sale	42,470	85,736
Capitalized interest	38,338	45,977
Model homes	59,618	94,727
Consolidated inventory not owned	53,015	106,655

	$1,318,456	$1,651,661

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in thousands)
OPERATING DATA

	Quarter Ended		Fiscal Year Ended
	September 30,		September 30,
SELECTED OPERATING DATA	2009	2008	2009	2008

Closings:
West region	740	1,038	1,916	2,777
East region	660	733	1,573	2,405
Southeast region	285	455	841	1,515

Total closings	1,685	2,226	4,330	6,697

New orders, net of cancellations:
West region	400	440	1,834	2,499
East region	431	318	1,669	1,573
Southeast region	181	230	702	1,331

Total new orders	1,012	988	4,205	5,403

Backlog units at end of period:
West region	445	527
East region	581	485
Southeast region	167	306

Total backlog units	1,193	1,318

Dollar value of backlog at end of period	$280,766	$318,447

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended		Fiscal Year Ended
	September 30,		September 30,
	2009	2008	2009	2008

SUPPLEMENTAL FINANCIAL DATA

Revenues
Homebuilding operations	$373,672	$539,837	$1,000,010	$1,693,583
Land and lot sales	2,020	108,704	3,389	115,737
Financial Services	656	1,254	1,813	4,193

Total revenues	$376,348	$649,795	$1,005,212	$1,813,513

Gross profit (loss)
Homebuilding operations	$23,691	(12,071)	$18,374	(247,688)
Land and lot sales	564	6,277	620	9,570
Financial Services	656	1,254	1,813	4,193

Total gross (loss) profit	$24,911	$(4,540)	$20,807	$(233,925)

Selling, general and administrative
Homebuilding operations	$58,086	$88,656	$226,973	$306,837
Financial Services	186	577	1,106	2,483

Total selling, general and administrative	$58,272	$89,233	$228,079	$309,320

SELECTED SEGMENT INFORMATION
Revenue:
West region	$151,599	$236,734	$416,027	$674,103
East region	166,083	307,873	406,112	780,380
Southeast region	58,010	103,934	181,260	354,837
Financial services	656	1,254	1,813	4,193

Total revenue	$376,348	$649,795	$1,005,212	$1,813,513

Operating income (loss)
West region	$1,128	$(439)	$(32,019)	$(140,989)
East region	8,666	(887)	(6,094)	(63,913)
Southeast region	(9,479)	(21,054)	(30,025)	(109,675)
Financial services	469	669	697	1,681

Segment operating income (loss)	784	(21,711)	(67,441)	(312,896)
Corporate and unallocated	(39,947)	(80,664)	(174,710)	(303,162)

Total operating loss	$(39,163)	$(102,375)	$(242,151)	$(616,058)